UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2003

(Date of earliest event reported)

Business Objects S.A.

(Exact name of Registrant as specified in its charter)

Republic of France (State of incorporation or organization)	0-24720 (Commission File No.)	98-0355777 (IRS Employer Identification No.)

157-159 Rue Anatole France, 92300 Levallois-Perret, France

(Address of principal executive offices)

(408) 953-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On December 9, 2003, Business Objects S.A. (“Business Objects”) issued a press release announcing the final per share merger consideration to be paid to stockholders of Crystal Decisions, Inc. (“Crystal Decisions”) in connection with Business Objects’ previously announced proposed acquisition of Crystal Decisions. A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Exhibits.

99.1      Press Release issued by Business Objects S.A. on December 9, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Business Objects has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS OBJECTS S.A.

By: /s/ JAMES R. TOLONEN

Name: James R. Tolonen Title: Chief Financial Officer and Senior Group Vice President

Date: December 9, 2003

INDEX TO EXHIBITS

99.1      Press Release issued by Business Objects S.A. on December 9, 2003.